Exhibit 99.1

For Immediate Release

Contacts:	Steve Zaniboni	Robin Jackman, Ph.D.
	SEQUENOM, Inc.	SEQUENOM, Inc.
	Chief Financial Officer	V.P., Corporate Development
	(858) 202-9015	(858) 202-9185
	szaniboni@sequenom.com	rjackman@sequenom.com

SEQUENOM REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

San Diego, April 29, 2004 – SEQUENOM, Inc. (Nasdaq: SQNM) today reported financial results for the first quarter ended March 31, 2004. SEQUENOM’s total consolidated revenues for the quarter were $5.1 million, compared to $7.4 million for the first quarter of 2003. Total costs and expenses for the quarter decreased to $15.5 million, compared to $16.7 million for the first quarter of 2003.

SEQUENOM’s net loss for the quarter was $9.9 million, or $0.25 per share, compared to $8.5 million, or $0.22 per share for the first quarter of 2003. On March 31, 2004, the Company held cash, cash equivalents, short-term investments and restricted cash totaling $59.5 million.

Product revenues for the Genetic Systems business unit were $4.8 million for the quarter, compared to $6.5 million for the first quarter of 2003. The operating loss for this unit increased to $4.6 million for the quarter, compared to $3.4 million for the first quarter of 2003, as a result of lower revenues and gross margin.

Revenues for the Pharmaceuticals business unit were $0.3 million for the quarter, compared to $0.9 million for the first quarter of 2003. The operating loss for this unit was $5.8 million for the quarter, compared to $5.8 million for the first quarter of 2003.

“MassARRAY™ system placements in the first quarter were below our expectation,” said Steve Zaniboni, SEQUENOM’s Chief Financial Officer. “We see the number of new account opportunities for high-throughput genotyping reaching saturation. In addition, the sales cycle for our new MassARRAY Gene Expression application and MassARRAY Compact system are longer than planned. We remain encouraged by the level of new leads being generated for these products in the clinical market. We continue to develop our market for clinical genetics and molecular medicine where the test accuracy and broad DNA applications for our MassARRAY system are ideally suited.”

SEQUENOM Reports First Quarter 2004 Financial Results

Company Highlights

•	Established Five MassARRAY Gene Expression Reference Sites. SEQUENOM has established MassARRAY Gene Expression reference sites at the Wellcome Trust Centre for Human Genetics in Oxford, the Karolinska Institute in Stockholm, the Agricultural University of Norway in Oslo, The Institute for Genomic Research (TIGR) in Maryland and the University of Michigan Medical Center. MassARRAY Gene Expression enables sensitive, reproducible and accurate measurements of the expression of specific genes, helping customers to develop robust expression-based diagnostics and associate specific gene activity with disease state or drug treatment.

•	Released Upgraded RealSNP Assay Database. SEQUENOM’s RealSNP® assay database now includes approximately 5.4 million uniquely designed SNP assays. The upgraded database also includes SEQUENOM’s validated genome-wide marker set, which consists of more than 28,000 gene-based SNPs that span the entire human genome. SEQUENOM’s RealSNP assay database is now available to all of the Company’s MassARRAY customers.

•	MassARRAY System Used to Identify Diabetes Risk Gene. The National Institutes of Health (NIH) used SEQUENOM’s MassARRAY system with DNA sample pools of diseased and healthy individuals to show that the HNF4A gene has a genetic association to adult-onset diabetes. These findings, which were confirmed by an independent group, validate SEQUENOM’s MassARRAY system and DNA pooling strategy as a rapid and cost-effective solution for identifying disease-related genes. The findings were published in the April 2004 issue of the journal Diabetes.

•	Pathogen Analysis Collaboration with the HPA. SEQUENOM and the Health Protection Agency (HPA) are applying MassARRAY technology to the genetic identification and differentiation of microbes, including major human pathogens such as Neisseria meningitides. The HPA is a national organization for England and Wales, similar to the Centers for Disease Control and Prevention (CDC) in the United States. SEQUENOM’s method for pathogen identification and differentiation was published in the January 2004 issue of the Journal of Clinical Microbiology.

•	Paternity and Forensic Testing Collaboration with LGC. SEQUENOM and LGC are developing a genetic marker panel for paternity and forensic identification. LGC will use the validated marker panel on SEQUENOM’s MassARRAY platform to provide paternity and forensic testing services. LGC is the UK’s leading independent provider of analytical and diagnostic services. SEQUENOM’s MassARRAY platform was established as the core technology of LGC’s high-throughput SNP analysis facility in 2002, and has been instrumental in the UK’s National Scrapie Plan.

SEQUENOM Reports First Quarter 2004 Financial Results

•	MassARRAY Systems Used to Determine Origin of Mad Cow Case. Two SEQUENOM customers, Genaissance Pharmaceuticals and GeneSeek, independently screened samples of DNA from the recent case of mad cow disease on behalf of the U.S. Department of Agriculture (USDA). The companies applied a set of bovine genetic assays developed by the USDA for the MassARRAY platform. The USDA, Genaissance, GeneSeek, LGC and AgResearch in New Zealand have all chosen the MassARRAY system for their animal genetics research and commercial services.

Web Cast of Conference Call

SEQUENOM’s management will hold a conference call today at 10:00 a.m. EDT to discuss the Company’s first quarter financial results. A live web cast is available at www.firstcallevents.com/service/ajwz404693260gf12.html and through a link that is posted on the Company’s web site at www.sequenom.com. The web cast will be available online through May 6, 2004. A telephone replay of the conference call also will be available for 48 hours at (800) 642-1687 or (706) 645-9291, reservation # 6833740.

About SEQUENOM

SEQUENOM is a genetics company organized into two distinct business units: SEQUENOM Genetic Systems and SEQUENOM Pharmaceuticals. The Company has created high-performance DNA analysis technology and a platform that efficiently and precisely measures genetic variation. Both business units capitalize on this platform together with the Company’s detailed knowledge of specific genetic variations in humans. SEQUENOM Genetic Systems is dedicated to the sales and support of the Company’s platform, called the MassARRAY system, and to the continued expansion of DNA analysis applications for use with this system. SEQUENOM Pharmaceuticals has used MassARRAY technology and the Company’s extensive collections of DNA samples from diseased and healthy individuals to identify disease-related genes that affect the health of significant portions of the population. The information from these studies is used for diagnostic and drug target identification followed by functional testing. The ultimate goals of the Pharmaceuticals business unit are diagnostic and therapeutic product development and commercialization.

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SEQUENOM®, MassARRAY™ and RealSNP® are trademarks of SEQUENOM, Inc.

SEQUENOM Reports First Quarter 2004 Financial Results

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding new account opportunities, the level of new leads, the clinical genetics and molecular medicine markets, the development of expression-based diagnostics, the association of gene activity with disease state or drug treatment, the genetic identification and differentiation of microbes, the development and use of a genetic marker panel for paternity and forensic identification, the expansion of DNA analysis applications for use with the MassARRAY system, the identification and functional testing of diagnostic and drug targets, and diagnostic and therapeutic product development and commercialization, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with SEQUENOM’s technologies, market acceptance of SEQUENOM’s products, diagnostic and therapeutic product development and commercialization, and other risks detailed from time to time in SEQUENOM’s SEC reports, including SEQUENOM’s Annual Report on Form 10-K for the year ended December 31, 2003. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.

Condensed Consolidated Financial Statements

(in thousands, except per share data)

Consolidated Summary of Operations

	Three Months Ended March 31,
	2004	2003
	(Unaudited)
Revenues:
Product related	$4,821	$6,595
Services	121	583
Research	192	265

Total revenues	5,134	7,443
Costs and expenses:
Cost of product & service revenue	2,965	3,966
Research and development expenses	6,014	5,882
Selling, general and administrative expenses	5,625	5,949
Amortization of acquired intangibles	857	859
Amortization of deferred compensation	—	58

Total costs and expenses	15,461	16,714

Operating loss	(10,327)	(9,271)
Net interest income	104	407
Other income (expense), net	48	(8)

Loss before income taxes	(10,175)	(8,872)
Deferred income tax benefit	290	327

Net loss	$(9,885)	$(8,545)

Net loss per share, basic and diluted:	$(0.25)	$(0.22)
Weighted average of shares outstanding, basic and diluted	39,615	39,431

Consolidated Balance Sheet Information

	March 31, 2004	December 31, 2003
	(Unaudited)
Assets:
Cash, cash equivalents, short-term investments and restricted cash	$59,455	$67,454
Property, equipment and leasehold improvements, net	8,730	9,838
Other assets, including intangibles	22,872	27,644

Total assets	$91,057	$104,936

Liabilities and Stockholders’ Equity:
Deferred revenue	2,115	2,576
Other liabilities	26,862	30,345
Stockholders’ equity	62,080	72,015

Total liabilities and stockholders’ equity	$91,057	$104,936